UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 5, 2008

K's Media

 (Formerly Kinglake Resources, Inc.)

Nevada

 (State or Other Jurisdiction of Incorporation)

000-52760

 (Commission File Number)

75-3263792

(I.R.S. Employer Identification No.)

10/F Building A, G.T. International Tower,
ChaoYang District, Beijing, China, 100020

(Address of Principal Executive Offices) (Zip Code)

86-10-5921-2230

 (Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 8.01 Other Events.

On September 4, 2008 the Company entered into amendment 2 to the Escrow Agreement made as of the 23rd day of December 2007 by and between K’s Media; Orient Come Holdings Limited; Beijing K's Media Advertising Ltd. Co.; the Company’s management personnel; and Arnstein & Lehr LLP, a law firm.  Pursuant to the amendment Zhuang, Yan; Chang, Lin and Wu, LiHong each transferred the right to receive 100,000 escrowed shares, and Lu, Yong assigned the right to receive 300,000 escrowed shares, to Andy Pang.  Mr. Pang currently serves as Chief Operating Officer of the Company. The assigned escrowed shares of common stock remain subject to the escrow agreement, as amended.

A copy of the amendment is incorporated herein by reference and is filed as an exhibit to this Form 8-K. The description of the transactions contemplated by the amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibit filed herewith and incorporated by this reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Amendment No. 2 to Escrow Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

K's Media

September 5, 2008	By:	/s/
Wang, Ke
President